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                                                                    EXHIBIT 5.01
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                                 May 29, 1998


TSI International Software Ltd.
45 Danbury Road
Wilton, CT 06897-0840


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File No. 333-52007) (the "Registration Statement") filed by you with the
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Securities and Exchange Commission (the "Commission") on May 7, 1998, as
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subsequently amended, in connection with the registration under the Securities
Act of 1933, as amended, of an aggregate of 4,037,650 shares of your Common Stock (the "Stock"), of which up to 1,426,650 shares are expected to be sold by
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you, up to 2,228,719 are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders") and 382,281 shares are
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being sold upon exercise of a warrant to be sold to the underwriters by a
Selling Stockholder. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated by reference therein;

     (2)   the Prospectus prepared in connection with the Registration
           Statement;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor TSI International Ltd., a Connecticut corporation, that are in our possession;

     (4) the stock records that you have provided to us (consisting of a list of stockholders issued by The Bank of New York dated as of April
           1998 and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated April 29, 1998);

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

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TSI International Software Ltd.
May 29, 1998
Page 2


     (6) your registration statement on Form 8-A (File Number 000-22667) filed with the Commission on June 6, 1997, together with the order of effectiveness issued by the Commission therefor on July 2, 1997;

     (7) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement; and

     (8)   the Stock Option Grants of each of Eric A. Amster and Edward J.
           Watson

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the up to 2,228,719 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement and the 382,281 shares of Stock to be sold upon exercise of a warrant to be sold to the underwriters by a Selling Stockholder pursuant to the Registration Statement are legally issued and nonassessable and, to our knowledge, fully paid, and that the up to 1,426,650 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
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TSI International Software Ltd.
May 29, 1998
Page 3


     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                        Very truly yours

                                        FENWICK & WEST LLP

                                        By: /s/ Mark Stevens
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                                                Partner